EXHIBIT 99.1

Inter-Tel Announces Changes to Executive Management Structure
Craig W. Rauchle is Named President and Norman Stout is Named Chief Strategy Officer

Tempe, Arizona . . . February 16, 2005 . . . Inter-Tel, Incorporated (NASDAQ: INTL) today announced Steven G. Mihaylo has stepped down as president of Inter-Tel, Incorporated. Mr. Mihaylo will continue in his role as chairman and chief executive officer. The Board of Directors named Craig W. Rauchle to fill the role of president. Craig will also continue as chief operating officer of Inter-Tel, Incorporated. In addition, Norman Stout, executive vice president and chief administrative officer, has been named to the additional role of chief strategy officer of Inter-Tel, Incorporated. Both Mr. Stout and Mr. Rauchle will continue to report to the Chairman and CEO of Inter-Tel in their expanded responsibilities with the company.

“We are realigning Mr. Rauchle’s and Mr. Stout’s responsibilities to more closely reflect their day-to-day duties, with the goal of accelerating Inter-Tel’s growth,” said Steven G. Mihaylo. “The Board of Directors and I have complete confidence in their ability to take Inter-Tel to the next level of growth in this constantly changing and very challenging industry.”

Mr. Rauchle was elected Chief Operating Officer in August 2001 and has been our Executive Vice President since December 1994. As Chief Operating Officer, Mr. Rauchle is responsible for Inter-Tel’s sales and support functions, marketing, procurement, distribution and research and development activities. He had been our Senior Vice President and continues as President of Inter-Tel Technologies, Inc., our wholly owned sales subsidiary. Mr. Rauchle joined Inter-Tel in 1979 as Branch General Manager of the Denver Direct Sales Office and in 1983 was appointed the Central Region Vice President and subsequently the Western Regional Vice President. From 1990 to 1992, Mr. Rauchle served as President of Inter-Tel Communications, Inc. Mr. Rauchle holds a Bachelor of Arts degree in Communications from the University of Denver.

Mr. Stout was elected Executive Vice President, Chief Administrative Officer and President of Inter-Tel Software and Services in June 1998. As Chief Administrative Officer, Mr. Stout is responsible for Inter-Tel’s strategic planning, mergers and acquisitions, leasing business and centralized corporate support functions including finance, treasury, accounting, human resources, legal, MIS and eCommerce. From October 1994 to June 1998, he served as one of our directors. Prior to joining Inter-Tel, Mr. Stout was Chief Operating Officer of Oldcastle Architectural Products and since 1996, Mr. Stout also had served as President of Oldcastle Architectural West. Mr. Stout was previously President of Superlite Block, a subsidiary of Oldcastle Architectural Products and a manufacturer of concrete products, since February 1993. Prior thereto he was employed by Boorhem-Fields, Inc. of Dallas, Texas, a manufacturer of crushed stone, as Chief Executive Officer from 1990 to 1993 and as Chief Financial Officer from 1986 to 1990. Prior to that, Mr. Stout was a Certified Public Accountant with Coopers & Lybrand. He currently serves on the board of Hypercom Corporation, a public company headquartered in Phoenix, Arizona. Mr. Stout holds a Bachelor of Science degree in Accounting from Texas A&M and an MBA from the University of Texas.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the goal of accelerating the Company’s growth and the individuals’ ability to take Inter-Tel to the next level of growth. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. These risks and uncertainties include, but are not necessarily limited to the risk that Inter-Tel’s actual ability to grow may be different from the anticipated future results; industry, competitive and technological changes; general market and economic conditions; the composition, timing and size of orders from and shipments to major customers; price and product competition; and market acceptance of our products and related software. For a further list and description of such risks and uncertainties, please see Inter-Tel’s previously filed SEC reports, including Inter-Tel’s Annual Report on Form 10-K filed with the SEC on March 15, 2004 and Inter-Tel’s Form 10-Q filed with the SEC on November 5, 2004. Inter-Tel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Inter-Tel, Incorporated
Inter-Tel (Nasdaq: INTL — news) offers value-driven communications products; applications utilizing networks and server-based communications software; and a wide range of managed services that include voice and data network design and traffic provisioning, custom application development, and financial solutions packages. An industry-leading provider focused on the communication needs of business enterprises, Inter-Tel employs over 2,000 communications professionals, and services business customers through a network of 59 company-owned, direct sales offices and over 350 authorized providers in the United States and United Kingdom. More information is available at www.inter-tel.com.